EXHIBIT 21.1

SUBSIDIARIES OF SYNOPSYS, INC.

Name	Jurisdiction of Incorporation
Accelerant Networks, Inc.	California
Angel HiTech Limited	Bermuda
Avant! China Holdings, Ltd.	Bermuda
Avant! Corporation GmbH	Germany
Avant! Korea Co., Ltd.	Korea
Avant! LLC	Delaware
Synopsys (Shanghai) Co., Ltd.	China
Avant! Software (Israel) Ltd.	Israel
Avanticorp Hong Kong Limited	Hong Kong
Cascade Semiconductor Solutions, Inc.	Oregon
Defect & Yield Management, Inc.	Delaware
FabCentric, Inc.	California
Heuristic Physics Laboratories, Inc.	California
HPLA LLC	Armenia
HPL International, Ltd.	Cayman Islands
HPL Technologies, Inc.	Delaware
HPL Technologies Private Ltd.	India
HPL Texas, Inc.	Delaware
HPL Taiwan Inc.	Taiwan
Integrated Systems Engineering (Shanghai) Co., Ltd.	China
Maude Avenue Land Corporation	Delaware
Nassda Corporation	Delaware
Nassda GmbH	Germany
Nassda International Corporation	California
Nihon Synopsys Co., Ltd.	Japan
Progressant Technologies, Inc.	California
SIGMA-C K.K.	Japan
SIGMA-C Software AG	Germany
SIGMA-C Software, Inc.	California
Synopsys Armenia CJSC	Armenia
Synopsys (Beijing) Company Limited	China
Synopsys Canada Holdings ULC	Canada
Synopsys Canada Holdings, Inc.	Delaware
Synopsys Canada ULC	Canada
Synopsys Chile Limitada	Chile
Synopsys Denmark ApS	Denmark
Synopsys Finland OY	Finland
Synopsys Global Kft.	Hungary
Synopsys GmbH	Germany
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Israel Limited	Israel
Synopsys Italia s.r.l.	Italy

Synopsys Korea, Inc.	Korea
Synopsys Merger Holdings, LLC	Delaware
Synopsys Netherlands BV	Netherlands
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Limited	Taiwan
TestChip Technologies, Inc.	Texas
Virtio Corporation	California
Virtio Corporation Limited	United Kingdom